                 As filed with the Securities and
            Exchange Commission on September 19,1997
                    File No. _________________

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549

                             FORM S-8
                      Registration Statement
                            Under the
                      Securities Act of 1933

                       MEDPLUS CORPORATION
      (Exact Name of Registrant as Specified in its Charter)


Delaware                 0-16286                  95-4082020
(State of           (Commission File No.)    (IRS Employer ID No.)
Incorporation)

 8 S. Nevada Avenue, Suite 500, Colorado Springs, Colorado 80903
             (Address of Principal Executive Offices)

         1997 Employee/Consultant Stock Compensation Plan
                       (Full Title of Plan)

                   Tim C. DeHerrera, President
                       MEDPLUS Corporation
                  8 S. Nevada Avenue, Suite 204
                 Colorado Springs, Colorado 80903
             (Name and Address of agent for service)

                         With copies to:
                      William N. Levy, Esq.
                        Levy & Levy, P.A.
                Plaza 1000, Suite 309, Main Street
                    Voorhees, New Jersey 08043


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following line: X

                 CALCULATION OF REGISTRATION FEE




                                Proposed(1)(2)  Proposed(2)
Title of                        Maximum         Maximum
Securities      Amount          Offering        Aggregate       Amount of
to be           to be           Price           Offering        Registration
Registered      Registered      Per Share       Price           Fee (3)
------------------------------------------------------------------------------
Common Stock    500,000         $1.00           $500,000        $227.27

(1) The securities registered hereunder are shares of the registrant's common stock, $.001 par value.

(2)  Estimated for purpose of calculating the registration fee
     (shares have no established trading price for over 5 years).

(3) The fee with respect to these shares has been calculated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, as amended, and based upon the average of the bid and ask prices per share of the Registrant's Common Stock on a date within five (5) days prior to the date of filing of this Registration Statement, if any, as quoted on the OTC Bulletin Board.

Item 3.   Incorporation of Certain Documents by Reference.

The following documents are following by reference into the registration statement:

(a) The Company's Annual Report on Form 10-KSB for the year ended March 31, 1997 and Form 10-QSB for June 30, 1997 and all other reports filed pursuant to section 13(a) or 15(d) since the end of the year covered by above annual report.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities covered hereby then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, except as to any portion of any future Annual or Quarterly Report to Stockholders which is deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is replaced or modified by a statement contained in a subsequently dated document incorporated by reference or contained in this Registration Statement.

The description of the Company's common stock which is contained in the Company's registration statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description.

Item 4.  Description of Securities.

The Common Stock of the Company is registered under Section 12 of the Securities Exchange Act of 1934, as amended.

Item 5.  Interest of Named Experts and Counsel.

The validity of the issuance of the securities registered pursuant to this registration statement is being passed upon for the Company by Levy & Levy, P.A., William N. Levy, Suite 309, Plaza 1000, Main Street, Voorhees, New Jersey 08043-4634.

Item 6. Indemnification of Directors and Officers.

The Company's Certificate of Incorporation provides for indemnification of directors, officers, employees and agents who have been the prevailing party, or who have acted in good faith in a manner reasonably incurred by such person in the defense of any action brought againsst such person by reason of acts committed in his capacity as a director, officer, employee or agent of the Company.

Item 7.  Exemption from Registration Claimed.

Does not apply.

Item 8. Exhibits.

     5.1 Opinion of Levy & Levy, P.A. regarding the legality of the securities being offered hereby.

     10.1 Employee Compensation Plan

     24.1 Consent of Stockman, Kast, Ryan and Scruggs, P.C.

     24.2 Consent of Levy & Levy, P.A. (contained in Exhibit 5.1)

Item 9. Undertakings.

The undersigned hereby undertakes:

     (1)(a) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (1)(i) and (1)(a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial benefit offering thereof.

(2) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the Plan.

(3) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act pursuant to section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial benefit offering thereof.

(4) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the act and is, therefore, unenforceable. In the event that a claim for indemnification against such labilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Colorado Springs, State of Colorado, on the 19th day of September,1997.

MEDPLUS CORPORATION


By:  /s/Tim C. DeHerrera
   ______________________________
     Tim C. DeHerrera, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                     Title               Date

/s/Tim C. DeHerrera
_____________________    President, Chief       September 19, 1997
Tim C. DeHerrera         Executive Officer
                         Director, Treasurer

/s/Jim Harding
_____________________    V.P. of Finance        September 19, 1997
Jim Harding              Chief Financial Officer
                         Chief Accounting Officer

/s/Robert Spade
_____________________    Secretary, Director    September 19, 1997
Robert Spade

/s/P. James Voloshin     Director               September 19, 1997
_____________________
P. James Voloshin, M.D.

medplus\forms-8.97